EXHIBIT 23.1   Consent of Beemer, Pricher, Kuehnhackl & Heidbrink, P.A.







          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the incorporation by reference into the Form S-3 Registration Statement No.333- 07449 regarding the Dividend Reinvestment Program and Form S-8 Registration Statement No. 333- 64537 regarding the Stock Compensation Plan of Whitemark Homes, Inc. of our report dated March 8, 2002 which is included in the annual report on Form 10-K of Whitemark Homes, Inc. and Subsidiaries for the year ended December 31, 2001.




/s/ BEEMER, PRICHER, KUEHNHACKL & HEIDBRINK, P.A.
Beemer, Pricher, Kuehnhackl & Heidbrink, P.A.



Winter Park, Florida
March 8, 2002



















                             EXHIBIT 23.1